UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2017
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AVADEL PHARMACEUTICALS PLC
(Exact name of registrant as specified in its charter)

Ireland (State or Other Jurisdiction of Incorporation)	001-37977 (Commission File Number)	98-1341933 (I.R.S. Employer Identification No.)

Block 10-1 Blanchardstown Corporate Park, Ballycoolin Dublin 15, Ireland (Address of Principal Executive Offices)	Not Applicable (Zip Code)

Registrant's telephone number, including area code: +353 1 485 1200
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2017, Avadel Management Corporation, an indirect wholly owned subsidiary of Avadel Pharmaceuticals plc (the "Company"), entered into employment agreements (the "Employment Agreements") with each of the executive officers listed below (the "Executive Officers"). These Employment Agreements supersede and replace any other agreements (the "Prior Agreements") between the Company, Avadel Legacy Pharmaceuticals, LLC, a Delaware limited liability company (and an affiliate of the Company) which was formerly known as Éclat Pharmaceuticals LLC, Flamel Technologies S.A., a French société anonyme, and the Executive Officers.

Employment Agreement with Gregory J. Divis

On Setpember 5, 2017, Avadel Management Corporation (the "Employer"), an indirect wholly owned subsidiary of Avadel Pharmaceuticals plc (the "Company"), entered into an employment agreement with Gregory J. Divis (the "Divis Employment Agreement") pursuant to which Mr. Divis will be employed as the Executive Vice President and Chief Commercial Officer of the Employer and the Company.  The Divis Employment Agreement replaces the employment agreement dated as of January 4, 2017 between Mr. Divis, on the one hand, and the Employer and the Company on the other hand.

The Divis Employment Agreement has a one-year term, subject to automatic one-year extensions unless either the Employer or Mr. Divis gives notice of non-renewal before the end of the applicable term.  Pursuant to the Divis Employment Agreement, Mr. Divis will receive an annual base salary of $375,000, subject to annual review and increase in the sole discretion of the Employer, and will be eligible to receive an annual bonus of up to 50% of his base salary based on achievement by Mr. Divis of certain business and individual performance objectives as well as the performance of the Company against its objectives.  Mr. Divis may be granted equity-based awards under the Company's equity incentive plans or similar programs maintained by the Company in effect from time to time in the discretion of the Company.

The Divis Employment Agreement provides that Mr. Divis will receive an automobile allowance of $1,000 per month .  Mr. Divis will also be subject to certain customary covenants relating to confidentiality and non-disparagement as well as non-solicitation of employees, contractors, customers and suppliers.

Under the Divis Employment Agreement, if Mr. Divis's employment is terminated, other than within six months before or 18 months after a change in control of either the Employer or the Company, by Mr. Divis for good reason (as defined in the Divis Employment Agreement) or by the Company other than for cause (as defined in the Divis Employment Agreement), he will be entitled to a severance payment equal to the sum of (i) 1.0 times his then-current annual base salary; (ii) all accrued but unpaid bonuses for any completed fiscal year and vacation pay, expense reimbursement and other benefits due under Company benefit plans, policies and arrangements; and (iii) if Mr. Divis elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), the Company will pay the premiums for such coverage (at coverage levels in effect immediately prior to termination) until the earlier of: (A) the expiration of 12 months after the termination of employment or (B) the date he becomes covered under similar plans of any subsequent employer or is otherwise ineligible for COBRA.

If Mr. Divis's employment is terminated, within six months before or 18 months after a change in control of either the Employer or the Company, by Mr. Divis for good reason or by the Company other than for cause (including non-renewal by the Company), he will be entitled to severance benefits as follows: (i) the Employer will pay Mr. Divis the amounts provided in items (i) and (iii) in the prior paragraph (such amounts, the "Severance Indemnity") plus (x) his target bonus for the fiscal year in which the change of control occurs, or (y) his target bonus for the fiscal year in which the termination of employment occurs; or (z) his actual bonus during the calendar year prior to the calendar year during which the termination of employment occurs, whichever of (x), (y) or (z) is highest; (ii) the Employer will pay Mr. Divis the payments described in item (ii) of the prior paragraph; and (iii) upon the later of the change in control or the termination of Mr. Divis's employment, he shall become immediately vested in full in all outstanding unvested rights under equity awards, including without limitation stock option awards and agreements and unvested or unissued rights to "free shares," restricted share awards and similar rights, to the extent such rights and awards would have vested based solely on his continued employment and the vesting of such rights and awards does not cause any violation of Section 409A of the Internal Revenue Code.

Mr. Divis's receipt of the Severance Indemnity (whether or not the applicable termination of employment occurs within six months before or 18 months after a change in control of either the Employer or the Company) will be subject to his execution and delivery of a separation and release agreement acceptable to the Company pursuant to which, among other things, he will release all claims against the Company and its affiliates.

The foregoing summary of certain terms of the Divis Employment Agreement is qualified in its entirety by the terms of the definitive copy thereof which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ending September 30, 2017 and is incorporated herein by reference.

Employment Agreement with Michael F. Kanan

On September 5, 2017, Avadel Management Corporation (the "Employer"), an indirect wholly owned subsidiary of Avadel Pharmaceuticals plc (the "Company"), entered into an employment agreement with Michael F. Kanan (the "Kanan Employment Agreement") pursuant to which Mr. Kanan will be employed as the Senior Vice President and Chief Financial Officer of the Employer and the Company.  The Kanan Employment Agreement replaces the employment agreement dated as of May 23, 2016 between Mr. Kanan, on the one hand, and Avadel Legacy Pharmaceuticals, LLC (formerly known as Éclat Pharmaceuticals LLC) and Flamel Technologies S.A. (which merged into the Company on December 31, 2016), on the other hand.

The Kanan Employment Agreement has a one-year term, subject to automatic one-year extensions unless either the Employer or Mr. Kanan gives notice of non-renewal before the end of the applicable term.  Pursuant to the Kanan Employment Agreement, Mr. Kanan will receive an annual base salary of $357,500, subject to annual review and increase in the sole discretion of the Employer, and will be eligible to receive an annual bonus of up to 40% of his base salary based on achievement by Mr. Kanan of certain business and individual performance objectives as well as the performance of the Company against its objectives.  Mr. Kanan may be granted equity-based awards under the Company's equity incentive plans or similar programs maintained by the Company in effect from time to time in the discretion of the Company.

The Kanan Employment Agreement provides that Mr. Kanan will receive an automobile allowance of $1,000 per month .  Mr. Kanan will also be subject to certain customary covenants relating to confidentiality and non-disparagement as well as non-solicitation of employees, contractors, customers and suppliers.

Under the Kanan Employment Agreement, if Mr. Kanan's employment is terminated, other than within six months before or 18 months after a change in control of either the Employer or the Company, by Mr. Kanan for good reason (as defined in the Kanan Employment Agreement) or by the Company other than for cause (as defined in the Kanan Employment Agreement), he will be entitled to a severance payment equal to the sum of (i) 1.0 times his then-current annual base salary; (ii) all accrued but unpaid bonuses for any completed fiscal year and vacation pay, expense reimbursement and other benefits due under Company benefit plans, policies and arrangements; and (iii) if Mr. Kanan elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), the Company will pay the premiums for such coverage (at coverage levels in effect immediately prior to termination) until the earlier of: (A) the expiration of 12 months after the termination of employment or (B) the date he becomes covered under similar plans of any subsequent employer or is otherwise ineligible for COBRA.

If Mr. Kanan's employment is terminated, within six months before or 18 months after a change in control of either the Employer or the Company, by Mr. Kanan for good reason or by the Company other than for cause (including non-renewal by the Company), he will be entitled to severance benefits as follows: (i) the Employer will pay Mr. Kanan the amounts provided in items (i) and (iii) in the prior paragraph (such amounts, the "Severance Indemnity") plus (x) his target bonus for the fiscal year in which the change of control occurs, or (y) his target bonus for the fiscal year in which the termination of employment occurs; or (z) his actual bonus during the calendar year prior to the calendar year during which the termination of employment occurs, whichever of (x), (y) or (z) is highest; (ii) the Employer will pay Mr. Kanan the payments described in item (ii) of the prior paragraph; and (iii) upon the later of the change in control or the termination of Mr. Kanan's employment, he shall become immediately vested in full in all outstanding unvested rights under equity awards, including without limitation stock option awards and agreements and unvested or unissued rights to "free shares," restricted share awards and similar rights, to the extent such rights and awards would have vested based solely on his continued employment and the vesting of such rights and awards does not cause any violation of Section 409A of the Internal Revenue Code.

Mr. Kanan's receipt of the Severance Indemnity (whether or not the applicable termination of employment occurs within six months before or 18 months after a change in control of either the Employer or the Company) will be subject to his execution and delivery of a separation and release agreement acceptable to the Company pursuant to which, among other things, he will release all claims against the Company and its affiliates.

The foregoing summary of certain terms of the Kanan Employment Agreement is qualified in its entirety by the terms of the definitive copy thereof which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ending September 30, 2017 and is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVADEL PHARMACEUTICALS PLC
By:	/s/ Phillandas T. Thompson
Phillandas T. Thompson
Senior Vice President, General Counsel and Corporate Secretary

Date: September 11, 2017
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